UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

SAN JOAQUIN BANCORP (Exact name of registrant as specified in charter)

California	000-52165	20-5002515

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Truxtun Avenue, Bakersfield, California 93301
(Address of Principal Executive Offices) (Zip Code)

661-281-0360 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2008, San Joaquin Bank (the “Bank”), a wholly-owned subsidiary of San Joaquin Bancorp (the “Company”) promoted Philip McLaughlin, age 50, to Senior Vice President and, therefore, he is now considered an executive officer by the Company. Mr. McLaughlin has been employed by the Bank as Vice President – Loans since 1987. Mr. McLaughlin received his B.S. degree in Management and Operational Analysis from California State College, Bakersfield.

On January 31, 2008, based upon the recommendation of the Registrant's Compensation Committee (the "Committee"), the Company’s Board of Directors (the "Board") set fiscal year 2008 base salaries and approved bonus awards to be paid to the Company’s Chairman of the Board & CEO, Bruce Maclin and the Company’s four other highest paid executive officers (together with the Chairman of the Board, the “Named Executive Officers”) in connection with performance for the year ended December 31, 2007. The following table shows the amounts of these awards, together with the base salaries of the Named Executive Officers for the 12-month period beginning January 1, 2008:

Name	Title	Salary	Bonus

Bruce Maclin	Chairman of the Board & CEO	$ 340,000	$ 450,000
Bart Hill	President	340,000	450,000
Stephen Annis	Executive Vice President & Chief
	Financial Officer	155,036	87,170
John Ivy	Executive Vice President & Chief
	Credit Officer	155,036	87,170
Phillip McLaughlin	Senior Vice President	103,447	119,702

The Board also approved, based upon the recommendation of the Committee, a travel and entertainment allowance of $50,000 each for Mr. Maclin and Mr. Hill for the year commencing January 1, 2008. They will also receive gross-up payments for federal and state taxes which may be incurred by them as a result of using the travel and entertainment allowance.

The Company will provide additional information related to executive compensation in its proxy statement for its 2008 Annual Meeting of Shareholders to be held on May 27, 2008, for shareholders of record as of April 7, 2008.

On January 31, 2008, Bruce Maclin, who has been a full-time employee since 1995, announced his partial retirement related solely to employment duties, effective March 1, 2008 (the “Effective Date”). Corresponding with his partial retirement, Mr. Maclin’s base salary will be reduced by 30% on the Effective Date. The reduction in the amount of time Mr. Maclin commits to the Company in connection with his employment was not due to any disagreement with the Company, on any matter relating to its operations, policies or practices. Mr. Maclin will continue to serve as the Company’s Chairman of the Board & CEO and as the Chairman of the Board for the Bank.

Item 8.01 Other Events.

On January 31, 2008, the Board declared a cash dividend of $0.30 per common share. On the same date, the Board also declared a 10% stock dividend. The dividends are payable to shareholders of record as of February 28, 2008 and are payable on March 17, 2008. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibits are included with this Report: Exhibit 99.1 Press release dated February 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN JOAQUIN BANCORP

By: /s/ Stephen m. Annis Executive Vice President and Chief Financial Officer Date: February 6, 2008